SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 29, 2009

GUANGZHOU GLOBAL TELECOM, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-130937	59-3565377
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 03/04, 16/F, Jinke Building,
No.17/19, Guangwei Road
Guangzhou, China 510180
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 20-8317-2821
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2009, Guangzhou Global Telecom, Inc. (the “Company”) entered into a settlement agreement (the Settlement Agreement”) with Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, and Enable Opportunity Partners LP (collectively, the “Holders”), to settle certain convertible debentures and common stock purchase warrants pursuant to a transaction dated July 31, 2007 and amended on November 3, 2008, as described in greater detail under current report Form 8-K’s of the Company filed on August 1, 2007 and November 5, 2008, respectively, with the Securities and Exchange Commission including exhibits thereto. The Settlement Agreement provides that in consideration of a total payment of $1,300,000 to the Holders by the Company by no later than January 21, 2010, the convertible debentures will be deemed satisfied and all outstanding warrants held by the Holders will be cancelled. In addition, the Holders have agreed to cancel all of the Company shares held by them at such time as the payment has been made.  The preceding summary of the Settlement Agreement between the Company and the Holders is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Settlement Agreement, dated December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GUANGZHOU GLOBAL TELECOM, INC.

Date: January 4, 2010	By:	/s/ Yankuan Li
Yankuan Li
Chairman and Chief Executive Officer